SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 21, 2003

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



             Delaware                   000-21629               13-4131019
 (State or other jurisdiction of  (Commission file number)    (I.R.S. employer
   incorporation or organization)                            identification no.)



             900 Third Avenue
                New York, NY                                         10022
    (Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code: (212) 593-1000

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Item 2.     Acquisition of Assets.

      On August 21, 2003, Kroll completed the acquisition of Factual Data Corp. ("Factual Data"), a provider of customized information services to businesses across the United States that assist them in making decisions.

      The transaction is valued at approximately $115 million. Factual Data shareholders received $14.00 in cash and 0.1497 shares of Kroll common stock for each share of Factual Data. As a result, Kroll will issue approximately 935,000 new shares of its common stock to Factual Data shareholders, and may issue approximately 446,000 new shares of its common stock upon the future exercise of Factual Data options that were assumed in the transaction.

Item 7      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Business Acquired.

            1. Consolidated Financial Statements of Factual Data as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002, 2001 and 2000.*

            2. Unaudited Consolidated Financial Statements of Factual Data as of June 30, 2003 and for each of the six months ended June 30, 2003 and 2002.*

      (b)   Pro Forma Financial Information.

            1. Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and Factual Data for the year ended December 31, 2002.*

            2. Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and Factual Data as of June 30, 2003 and for the six months then ended.*

      *To be filed by amendment within 60 days from the date this report must be filed pursuant to Item 7(a)(4) of Form 8-K.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Sabrina H. Perel
                                 ------------------------------
                                 Name:  Sabrina H. Perel
                                 Title: Vice President, General Counsel
                                        and Secretary


Date:  September 4, 2003





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